UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 8, 2014

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On July 8, 2014, the Board of Directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”) accepted the resignation of Byron B. Deeter from the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), effective immediately. Mr. Deeter’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

(d) Election of Director; Appointment of Committee Members

On July 8, 2014, the Board elected Kristina Salen to the Board, effective immediately. Ms. Salen will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2015. In addition, on the same date, the Board appointed Ms. Salen as a member of the Audit Committee of the Board (the “Audit Committee”), replacing R. C. Mark Baker. Mr. Baker will continue to serve on the Compensation Committee of the Board. In addition, on July 8, 2014, the Board appointed Mr. Baker as a member of the Nominating Committee to fill the vacancy created by Mr. Deeter’s departure.

Ms. Salen, age 43, has served as Chief Financial Officer of Etsy, Inc., an online marketplace, since January 2013. From January 2006 to January 2013, Ms. Salen served in several roles at Fidelity Investments, one of the largest mutual fund and financial services groups in the world, including as global sector leader of media, internet and telecommunications. Ms. Salen holds a B.A. in Political Science from Vassar College and an M.B.A. from Columbia University.

In connection with her election to the Board, on July 8, 2014, Ms. Salen was granted a stock option award to purchase 12,000 shares of the Company’s common stock and a restricted stock unit award covering 3,000 shares of the Company’s common stock. The stock option award will vest as to 1/3 of the shares subject to the option on the first anniversary of the grant date, and the remaining shares will vest monthly in equal increments over the following two years, subject to Ms. Salen’s continued service on the Board on each applicable vesting date. The restricted stock unit award will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to Ms. Salen’s continued service on the Board on each applicable vesting date. The stock option award and restricted stock unit award are each subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related grant agreements. As a director, Ms. Salen will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2014.

Ms. Salen also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010.

There is no arrangement or understanding between Ms. Salen and any other persons pursuant to which Ms. Salen was elected as a director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated as of July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss Vice President, Business Affairs & General Counsel

Date: July 9, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of July 9, 2014.